Annual Report October 31, 2009

EATON VANCE
COMBINED	Cash Management Fund
MONEY	Money Market Fund
MARKET
FUNDS

IMPORTANT NOTICES REGARDING PRIVACY, DELIVERY OF SHAREHOLDER DOCUMENTS, PORTFOLIO HOLDINGS AND PROXY VOTING

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (Privacy Policy) with respect to nonpublic personal information about its customers:

• Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.
• None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.
• Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.
• We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage:
www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc.

In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial adviser/broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures.

For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise.

If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser.

Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance Money Market Funds as of October 31, 2009

MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE

Economic and Market Conditions

• One year after the beginning of the credit meltdown, the U.S. economy, as measured by gross domestic product (GDP), grew by 2.8% (annualized) in the third quarter of 2009, according to the U.S. Department of Commerce. The rate of growth was a downward revision from earlier estimates of 3.5%, but still marked the first gain for the economy since the second quarter of 2008. Reversing the trend of the past four quarters, GDP was driven by an increase in consumer spending, particularly on automobiles, and by targeted stimulus programs. Growth in this area, while additive to GDP, remains below-trend.

Duke E. Laflamme, CFA Portfolio Manager

• Less uncertainty and the stirrings of an economic recovery kept the fixed-income markets more stable in the last quarter of the Funds’ fiscal year.  In addition to the somewhat improved economic outlook, the spread tightening in mortgage, credit and money markets (i.e., the difference in yield versus a Treasury bond with a similar maturity) was supported by continued efforts from global central banks to normalize spreads and keep credit channels open. The Federal Reserve (the “Fed”) maintained low rates and continued to implement a variety of measures in coordination with the Treasury in an attempt to ease the financial strain in the markets. The Fed Funds rate target stood at 0% to 0.25% as of October 31, 2009.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

Management Discussion

• As of October 31, 2009, Cash Management Portfolio (the Portfolio) — in which the Funds invest their assets — had 88.9% of its net assets invested in U.S.  Treasury obligations, U.S. Government agency bonds and high-quality commercial paper, each highly liquid types of securities in which money market funds commonly invest. The Portfolio also invests in other high-quality, short-term investments.

• Each Fund was a participant in the U.S. Treasury Department’s Temporary Money Market Guarantee Program. The Program expired on September 18, 2009. Although the Funds seek to maintain a stable net asset value of $1.00 per share, it is possible to lose money by investing in a Fund. An investment in a Fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

• In addition to the Program announced by the U.S. Treasury Department in September 2008, the Fed has in place a number of programs to provide liquidity to the short-term credit markets.

• On October 19, 2009, the Boards of Trustees of each Fund and the Portfolio approved a change to the investment policies of each Fund and the Portfolio to provide that each will invest substantially all of its net assets in obligations of the U.S. Government and its agencies and instrumentalities. Implementation of this change is expected to be completed on or about March 1, 2010. In connection with the policy change, Eaton Vance Cash Management Fund will change its name to Eaton Vance U.S. Government Money Market Fund and the Portfolio will change its name to U.S. Government Money Market Portfolio. In addition, the Trustees approved the reorganization of Eaton Vance Money Market Fund into Class B shares of Eaton Vance Cash Management Fund. The reorganization is expected to be consummated on or about March 1, 2010.

• Effective December 4, 2009, Eaton Vance Cash Management Fund commenced offering multiple classes of shares. Shares outstanding prior to that date are now designated as Class A shares.

The views expressed throughout this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Portfolio’s current or future investments and may change due to active management.

Eaton Vance Money Market Funds as of October 31, 2009

FUND PERFORMANCE

• Effective February 1, 2010, Thomas Luster and Maria Cappellano will co-manage the Portfolio. Mr. Luster is a Vice President of the Portfolio’s investment adviser and manages other Eaton Vance portfolios. Ms. Cappellano is an Assistant Vice President of the investment adviser. Mr. Luster and Ms. Cappellano have been members of Eaton Vance’s investment grade income team for over ten years.

Performance

EATON VANCE CASH MANAGEMENT FUND[1]
Symbol	EHCXX
SEC Average Annual Total Returns
One Year	0.17%
Five Years	2.86
Ten Years	5.80
Life of Fund†	2.60
[1] The Fund has no sales charge.
† Inception date: 1/27/75
EATON VANCE MONEY MARKET FUND[2]
Symbol	EVMXX
Average Annual Total Returns
One Year	0.02%
Five Years	2.00
Ten Years	2.43
Life of Fund†	1.82
SEC Average Annual Total Returns
One Year	-4.98%
Five Years	1.63
Ten Years	2.43
Life of Fund†	1.82

1 Inception date: 4/5/95

+ Average Annual Total Returns do not include the applicable contingent deferred sales charge (CDSC). If the sales charge was deducted, performance would be lower. SEC Average Annual Total Returns reflect applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% -5th year; 1% - 6th year.

TOTAL ANNUAL OPERATING EXPENSES[3]
Eaton Vance Cash Management Fund Expense Ratio	0.60%
Eaton Vance Money Market Fund Expense Ratio	1.54%

3 Source: Cash Management Fund prospectus dated 12/4/09; Money Market Fund prospectus dated 3/1/09.

CURRENT SEC YIELD (ANNUALIZED)
FOR THE 7-DAY PERIOD ENDED 10/31/09 [4,5]
Eaton Vance Cash Management Fund	0.00%
Eaton Vance Money Market Fund	0.00

4 Past performance is no guarantee of future results. Performance is for the stated time period only; each Fund’s current yield may be lower or higher than the quoted yield.  Yield quotation more closely reflects current earnings than quotations of total return. For current yield information, please call 1-800-262-1122.

5 The Fund’s investment adviser voluntarily undertook to reimburse expenses or waive fees to the extent necessary to maintain a yield of not less than zero.

Portfolio Composition

ASSET ALLOCATION

By net assets

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (if any) with all distributions reinvested. Performance is for the stated time period only; current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

Eaton Vance Money Market Funds as o f O c t o be r 31, 2009

FUN D EXP ENSES

Example: As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (May 1, 2009 – October 31, 2009).

Actual Expenses: The first section of each table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of each table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Eaton Vance Cash Management Fund
	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(5/1/09)	(10/31/09)	(5/1/09 – 10/31/09)
Actual	$1,000.00	$1,000.00	$2.37

Hypothetical
(5% return per year before expenses)	$1,000.00	$1,022.80	$2.40

*	Expenses are equal to the Fund’s annualized expense ratio of 0.47%, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on April 30, 2009. The Example reflects the expenses of both the Fund and the Portfolio.

	Eaton Vance Money Market Fund
	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(5/1/09)	(10/31/09)	(5/1/09 – 10/31/09)
Actual	$1,000.00	$1,000.00	$2.42

Hypothetical
(5% return per year before expenses)	$1,000.00	$1,022.80	$2.45

*	Expenses are equal to the Fund’s annualized expense ratio of 0.48%, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on April 30, 2009. The Example reflects the expenses of both the Fund and the Portfolio.

Eaton Vance Money Market Funds as o f O c t o be r 31, 2009

FINANCIAL STATEMENTS

Statements of Assets and Liabilities

As of October 31, 2009
	Cash	Money
	Management Fund	Market Fund
Assets
Investment in Cash Management Portfolio, at value	$168,151,962	$81,980,409
Receivable for Fund shares sold	10,835,300	134,646
Receivable from affiliate	27,542	54,836
Total assets	$179,014,804	$82,169,891

Liabilities
Payable for Fund shares redeemed	$ 363,768	$ 496,541
Payable to affiliates:
Distribution and service fees	—	47,626
Trustees’ fees	42	42
Accrued expenses	66,858	64,726
Total liabilities	$ 430,668	$ 608,935
Net Assets	$178,584,136	$81,560,956

Sources of Net Assets
Paid-in capital	$178,811,475	$81,512,832
Accumulated net realized gain (loss) from Portfolio	(227,339)	48,124
Total	$178,584,136	$81,560,956

Shares of Beneficial Interest Outstanding
	178,844,417	81,512,818

Net Asset Value, Offering Price and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 1.00	$ 1.00

S e e notes to financial statements 4

Eaton Vance Money Market Funds as o f O c t o be r 31, 2009

FINANCIAL STATEMENTS CON T ’ D

S t a t e m e n t s o f O p e r a t i o n s
For the Year Ended October 31, 2009
	Cash	Money
	Management Fund	Market Fund
Investment Income
Interest allocated from Portfolio	$ 1,991,751	$ 979,161
Expenses allocated from Portfolio	(1,201,406)	(598,074)
Total investment income from Portfolio	$ 790,345	$ 381,087

Expenses
Distribution and service fees	$ —	$1,074,973
Trustees’ fees and expenses	511	512
Custodian fee	19,651	33,342
Transfer and dividend disbursing agent fees	142,647	160,972
Legal and accounting services	43,802	32,611
Temporary Guarantee Program fee	299,533	62,008
Printing and postage	31,306	35,456
Registration fees	51,760	40,221
Miscellaneous	8,880	7,875
Total expenses	$ 598,090	$1,447,970
Deduct —
Allocation of expenses to affiliate	$ 369,167	$1,099,749
Total expense reductions	$ 369,167	$1,099,749
Net expenses	$ 228,923	$ 348,221
Net investment income	$ 561,422	$ 32,866

Realized and Unrealized Gain (Loss) from Portfolio
Net realized gain (loss) —
Investment transactions	$ 317,026	$ 142,027
Net realized gain	$ 317,026	$ 142,027
Net increase in net assets from operations	$ 878,448	$ 174,893

S e e notes to financial statements 5

Eaton Vance Money Market Funds as  o f  O c t o be r  31,  2009

FINANCIAL STATEMENTS CON T ’ D
S t a t e m e n t s o f C h a n g e s i n N e t A s s e t s
For the Year Ended October 31, 2009
	Cash	Money
Increase (Decrease) in Net Assets	Management Fund	Market Fund
From operations —
Net investment income	$ 561,422	$ 32,866
Net realized gain from investment transactions	317,026	142,027
Net increase in net assets from operations	$ 878,448	$ 174,893
Distributions to shareholders —
From net investment income	$ (533,136)	$ (32,866)
Tax return of capital	(28,286)	—
Total distributions to shareholders	$ (561,422)	$ (32,866)
Transactions in shares of beneficial interest at Net Asset Value of $1.00 per share —
Proceeds from sale of shares	$ 362,492,912	$ 68,281,769
Net asset value of shares issued to shareholders in payment of distributions declared	379,523	25,555
Cost of shares redeemed	(527,122,806)	(137,682,350)
Net decrease in net assets from Fund share transactions	$ (164,250,371)	$ (69,375,026)
Net decrease in net assets	$ (163,933,345)	$ (69,232,999)

Net Assets
At beginning of year	$ 342,517,481	$ 150,793,955
At end of year	$ 178,584,136	$ 81,560,956

S e e notes to financial statements 6

Eaton Vance Money Market Funds as o f  O c t o be r  31,  2009

FINANCIAL STATEMENTS CON T ’ D
S t a t e m e n t s o f C h a n g e s i n N e t A s s e t s
For the Year Ended October 31, 2008
	Cash	Money
Increase (Decrease) in Net Assets	Management Fund	Market Fund
From operations —
Net investment income	$ 10,545,155	$ 2,004,350
Net realized loss from investment transactions	(544,003)	(84,104)
Net increase in net assets from operations	$ 10,001,152	$ 1,920,246
Distributions to shareholders —
From net investment income	$ (10,578,260)	$ (2,014,042)
Total distributions to shareholders	$ (10,578,260)	$ (2,014,042)
Transactions in shares of beneficial interest at Net Asset Value of $1.00 per share —
Proceeds from sale of shares	$ 1,875,012,386	$ 210,603,145
Net asset value of shares issued to shareholders in payment of distributions declared	5,748,699	1,660,521
Cost of shares redeemed	(1,711,788,876)	(127,882,867)
Net increase in net assets from Fund share transactions	$ 168,972,209	$ 84,380,799
Net increase in net assets	$ 168,395,101	$ 84,287,003

Net Assets
At beginning of year	$ 174,122,380	$ 66,506,952
At end of year	$ 342,517,481	$ 150,793,955

Accumulated distributions in excess of net investment income included in net assets
At end of year	$ (28,286)	$ (9,609)

S e e notes to financial statements 7

Eaton Vance Money Market Funds as  o f  O c t o be r  31,  2009

FINANCIAL STATEMENTS CON T ’ D

F i n a n c i a l H i g h l i g h t s

			Cash Management Fund
	Year Ended October 31,		Period Ended		Year Ended October 31,
	2009	2008	October 31, 2007(1)	2006	2005	2004
Net asset value — Beginning of period	$ 1.000	$ 1.000	$ 1.000	$ 1.000	$ 1.000	$ 1.000

Income (Loss) From Operations
Net investment income	$ 0.002	$ 0.030	$ 0.040	$ 0.043	$ 0.024	$ 0.006

Less Distributions
From net investment income	$ (0.002)	$ (0.030)	$ (0.040)	$ (0.043)	$ (0.024)	$ (0.006)
Tax return of capital	$ (0.000)(9)	—	—	—	—	—
Total distributions	$ (0.002)	$ (0.030)	$ (0.040)	$ (0.043)	$ (0.024)	$ (0.006)
Net asset value — End of period	$ 1.000	$ 1.000	$ 1.000	$ 1.000	$ 1.000	$ 1.000
Total Return(2)	0.17%	3.02%	4.04%(3)	4.40%(4)	2.48%(4)	0.60%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$178,584	$342,517	$174,122	$119,983	$94,969	$98,165
Ratios (as a percentage of average daily net assets):
Expenses(5)(6)	0.58%(7)	0.58%	0.62%(8)	0.75%	0.80%	0.79%
Net investment income	0.23%	2.90%	4.82%(8)	4.32%	2.46%	0.60%

(1)	For the ten months ended October 31, 2007. The Fund changed its fiscal year-end from December 31 to October 31.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)	Not annualized.
(4)	During the years ended December 31, 2006 and 2005, the investment adviser reimbursed the Fund, through its investment in the Portfolio, for net losses realized on the disposal of investments which did not meet the Portfolio’s investment guidelines. The reimbursement was less than $0.01 per share and had no effect on total return for the years ended December 31, 2006 and 2005.
(5)	Includes the Fund’s share of the Portfolio’s allocated expenses.
(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.
(7)	The investment adviser waived a portion of its investment adviser fee of the Portfolio and a portion of Fund expenses (equal to 0.18% of average daily net assets for the year ended October 31, 2009). Absent this waiver, total return would have been lower.
(8)	Annualized.
(9)	Amount represents less than $0.0005 per share.

S e e notes to financial statements 8

Eaton Vance Money Market Funds as o f  O c t o be r  31,  2009

FINANCIAL STATEMENTS CON T ’ D

F i n a n c i a l H i g h l i g h t s

			Money Market Fund
	Year Ended October 31,		Period Ended		Year Ended October 31,
	2009	2008	October 31, 2007(1)	2006	2005	2004
Net asset value — Beginning of period	$ 1.000	$ 1.000	$ 1.000	$ 1.000	$ 1.000	$ 1.000

Income (Loss) From Operations
Net investment income	$ 0.000(2)	$ 0.020	$ 0.031	$ 0.033	$ 0.014	$ 0.001

Less Distributions
From net investment income	$ 0.000(2)	$ (0.020)	$ (0.031)	$ (0.033)	$ (0.014)	$ (0.001)
Total distributions	$ 0.000(2)	$ (0.020)	$ (0.031)	$ (0.033)	$ (0.014)	$ (0.001)
Net asset value — End of period	$ 1.000	$ 1.000	$ 1.000	$ 1.000	$ 1.000	$ 1.000
Total Return(3)	0.02%	2.04%	3.16%(10)	3.32%(5)	1.45%(5)	0.05%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$81,561	$150,794	$66,507	$42,098	$48,339	$67,885
Ratios (as a percentage of average daily net assets):
Expenses(6)(7)	0.78%(8)	1.54%	1.66%(9)	1.80%	1.82%	1.31%(4)
Net investment income	0.03%	1.90%	3.78%(9)	3.30%	1.40%	0.04%

(1)	For the ten months ended October 31, 2007. The Fund changed its fiscal year-end from December 31 to October 31.
(2)	Amount represents less than $0.0005 per share.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(4)	The principal underwriter voluntarily waived a portion of its distribution fee and the administrator subsidized certain operating expenses (equal to 0.40% of average daily net assets for the year ended December 31, 2004). Absent this waiver and allocation, total return would have been lower.
(5)	During the years ended December 31, 2006 and 2005, the investment adviser reimbursed the Fund, through its investment in the Portfolio, for net losses realized on the disposal of investments which did not meet the Portfolio’s investment guidelines. The reimbursement was less than $0.01 per share and had no effect on total return for the years ended December 31, 2006 and 2005.
(6)	Includes the Fund’s share of the Portfolio’s allocated expenses.
(7)	Excludes the effect of custody fee credits, if any, of less than 0.005%.
(8)	The investment adviser waived a portion of its investment adviser fee of the Portfolio and a portion of Fund expenses (equal to 0.93% of average daily net assets for the year ended October 31, 2009). Absent this waiver, total return would have been lower.
(9)	Annualized.
(10)	Not annualized.

S e e notes to financial statements 9

Eaton Vance Money Market Funds as  o f  O c t o be r  31,  2009

NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies

Eaton Vance Cash Management Fund (Cash Management Fund) and Eaton Vance Money Market Fund (Money Market Fund) (individually, the Fund and collectively, the Funds) are each a diversified series of Eaton Vance Mutual Funds Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Funds invest all of their investable assets in interests in Cash Management Portfolio (the Portfolio), a New York trust, having the same investment objective and policies as the Funds. The value of each Fund’s investment in the Portfolio reflects each Fund’s proportionate interest in the net assets of the Portfolio (11.8% for Cash Management Fund and 5.7% for Money Market Fund at October 31, 2009). The performance of each Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the portfolio of investments, are included elsewhere in this report and should be read in conjunction with each Fund’s financial statements.

The following is a summary of significant accounting policies of the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America. A source of authoritative accounting principles applied in the preparation of the Funds’ financial statements is the Financial Accounting Standards Board (FASB) Accounting Standards Codification (the Codification), which superseded existing non-Securities and Exchange Commission accounting and reporting standards for interim and annual reporting periods ending after September 15, 2009. The adoption of the Codification for the current reporting period did not impact the Funds’ application of generally accepted accounting principles.

A Investment Valuation — Valuation of securities by the Portfolio is discussed in Note 1A of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

B Income — lEach Fund's net investment income or loss consists of the Fund’s pro-rata share of the net investment income or loss of the Portfolio, less all actual and accrued expenses of the Fund.

C Federal Taxes — Each Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary.

At October 31, 2009, the Cash Management Fund, for federal income tax purposes, had a capital loss carryforward of $227,339 which will reduce its taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Fund of any liability for federal income or excise tax. Such capital loss carryforward will expire on October 31, 2016. During the year ended October 31, 2009, capital loss carryforwards of $317,026 and $84,295 were utilized to offset net realized gains by the Cash Management Fund and Money Market Fund, respectively.

As of October 31, 2009, the Funds had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Funds’ federal tax returns filed in the 3-year period ended October 31, 2009 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Funds. Pursuant to the respective custodian agreements, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance each Fund maintains with SSBT. All credit balances, if any, used to reduce each Fund’s custodian fees are reported as a reduction of expenses in the Statements of Operations.

F Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

G Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Funds, and shareholders are indemnified against personal liability for the obligations of the Trust. Additionally, in the normal course of business, each Fund enters into agreements with service providers that may contain indemnification clauses. Each Fund’s maximum exposure under these

Eaton Vance Money Market Funds as  o f  O c t o be r  31,  2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

arrangements is unknown as this would involve future claims that may be made against each Fund that have not yet occurred.

H Other — Investment transactions are accounted for on a trade date basis. Dividends to shareholders are recorded on the ex-dividend date.

2 Distributions to Shareholders

The net investment income of each Fund is determined daily, and substantially all of the net investment income so determined is declared daily as a dividend to shareholders of record at the time of declaration. Distributions are generally paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards from prior years, if any) are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Funds distinguish between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital.

The tax character of distributions declared for the years ended October 31, 2009 and October 31, 2008 was as follows:

	Year Ended October 31, 2009
	Cash	Money
	Management Fund	Market Fund
Distributions declared from:
Ordinary income	$533,136	$32,866
Tax return of capital	28,286	—
	Year Ended October 31, 2008
	Cash	Money
	Management Fund	Market Fund
Distributions declared from:
Ordinary income	$10,578,260	$2,014,042

During the year ended October 31, 2009, the following amounts were reclassified due to differences between book and tax accounting.

	Cash	Money
	Management Fund	Market Fund
Increase (decrease):
Accumulated net realized gain	$—	$(9,609)
Accumulated undistributed net investment
income	—	9,609

As of October 31, 2009, the components of distributable earnings (accumulated losses) on a tax basis were as follows:

Cash
Management Fund
Capital loss carryforward	$(227,339)
Undistributed ordinary income	$ —
Money
Market Fund
Capital loss carryforward	$ —
Undistributed ordinary income	$48,124

3 Transactions with Affiliates

Eaton Vance Management (EVM) serves as the administrator of the Funds, but receives no compensation. The Portfolio has engaged Boston Management and Research (BMR), a subsidiary of EVM, to render investment advisory services. See Note 2 of the Portfolio’s Notes to Financial Statements which are included elsewhere in this report. EVM serves as the sub-transfer agent of the Funds and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. For the year ended October 31, 2009, EVM earned $6,730 and $7,737 from Cash Management Fund and Money Market Fund, respectively, in sub-transfer agent fees. Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Funds’ principal underwriter, also received distribution and service fees from the Money Market Fund (see Note 4) and contingent deferred sales charges (see Note 5) from the Money Market Fund. BMR has voluntarily undertaken to reimburse expenses or waive fees to the extent necessary to maintain a yield of not less than zero for each Fund. For the year ended October 31, 2009, BMR waived fees and/or reimbursed expenses of $369,167 and $1,099,749 of the Cash Management Fund and Money Market Fund, respectively.

Except for Trustees of the Funds and the Portfolio who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Funds out of the investment adviser fee. Certain officers and Trustees of the Funds and the Portfolio are officers of the above organizations.

4 Distribution Plans

The Money Market Fund (the Fund) has in effect a distribution plan (the Plan) pursuant to Rule 12b-1 under the 1940 Act. The Plan provides that the Fund will pay EVD a distribution fee of 0.75% per annum of its average daily net assets for providing ongoing distribution services and facilities to the Fund. The Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges,

Eaton Vance Money Market Funds as  o f  O c t o be r  31,  2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

which are equivalent to the sum of (i) 6.25% of the aggregate amount received by the Fund for shares sold plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD. For the year ended October 31, 2009, the Fund paid or accrued to EVD $913,039, representing 0.75% of its average daily net assets. At October 31, 2009, the amount of Uncovered Distribution Charges of EVD calculated under the Plan was approximately $14,253,000.

The Plan also authorizes the Fund to make payments of service fees to EVD, investment dealers and other persons in amounts not exceeding 0.25% per annum of its average daily net assets. The Trustees approved service fee payments equal to 0.15% per annum of the Fund’s average daily net assets of shares outstanding for one year or more. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the sales commissions and distribution fees payable to EVD and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the year ended October 31, 2009 amounted to $161,934, representing 0.13% of its average daily net assets.

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of shares of the Money Market Fund (other than those acquired as the result of an exchange from another Eaton Vance Fund) made within six years of purchase. Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Shares of Money Market Fund and Cash Management Fund acquired as a result of an exchange from shares of another Eaton Vance Fund are subject to the original CDSC rate, if any, from the date of original purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on redemptions of Money Market Fund shares are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under the Fund’s Distribution Plan. CDSCs received on redemptions of Money Market Fund shares when no Uncovered Distribution Charges exist are credited to the Fund. For the year ended October 31, 2009, the Funds were informed that EVD received approximately $340,000 of CDSCs paid by shareholders of the Money Market Fund.

6 Investment Transactions

For the year ended October 31, 2009, increases and decreases in each Fund’s investment in the Portfolio were as follows:

Cash Management Fund
Increases	$327,501,427
Decreases	503,320,328

Money Market Fund
Increases	$ 61,122,436
Decreases	131,341,076

7 Shares of Beneficial Interest

The Funds’ Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). At October 31, 2009, EVM and its affiliates owned approximately 10% of the outstanding shares of the Cash Management Fund.

8 Temporary Guarantee Program

Each of the Funds participated in the U.S. Treasury Department’s Temporary Guarantee Program for Money Market Funds (the Guarantee Program). Under the Guarantee Program, amounts of Fund shares owned by shareholders as of the close of business on September 19, 2008 were guaranteed by the U.S. Treasury against loss in the event (i) the Fund’s market-based net asset value fell below $0.995 per share (i.e., rounds to less than $1.00 per share) and (ii) the Fund subsequently liquidated (the “guarantee event”). Upon such event, Fund shareholders who had continuously maintained a Fund account from September 19, 2008 until the guarantee event were eligible to receive from the U.S. Treasury the difference between $1.00 per share and the Fund’s net proceeds per share upon liquidation applied to the lesser of shares held by such shareholders on September 19, 2008 or on the date of the guarantee event. Investors who became Fund shareholders after September 19, 2008, or who owned an account in a Fund on September 19, 2008 but subsequently closed their account, would not have received a payment under the Guarantee Program. To participate in the Guarantee Program, each Fund paid a fee equal to 0.015% of the value of its shares outstanding as of September 19, 2008 at $1 per share. Such fee was amortized to expense over the Guarantee Program’s initial three-month period which expired on December 18, 2008. The U.S. Treasury extended the Guarantee Program to April 30, 2009 and again to September 18, 2009. The Trustees approved the Funds’ continued participation in the Guarantee Program and the Funds paid additional premiums which were amortized over the period of the applicable extension. The Guarantee Program ended as of September 18, 2009. Guarantee payments under the

Eaton Vance Money Market Funds as  o f  O c t o be r  31,  2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

Guarantee Program were subject to an overall limit of approximately $50 billion for all eligible money market funds participating in the Guarantee Program.

9 Proposed Restructuring and Reorganization On October 19, 2009, the Trustees of the Funds and the Portfolio approved a change to the investment policies of the Funds and the Portfolio to provide that each will invest substantially all of its net assets in obligations of the U.S. Government and its agencies and instrumentalities.  Implementation of this change is expected to be completed on or about March 1, 2010. In connection with the policy change, the Cash Management Fund will change its name to Eaton Vance U.S. Government Money Market Fund. In addition, the Trustees approved the reorganization of the Money Market Fund into Class B shares of the Cash Management Fund. The reorganization is expected to be consummated on or about March 1, 2010.

10 Review for Subsequent Events

In connection with the preparation of the financial statements of the Funds as of and for the year ended October 31, 2009, events and transactions subsequent to October 31, 2009 through December 17, 2009, the date the financial statements were issued, have been evaluated by the Funds’ management for possible adjustment and/or disclosure. Management has identified the following subsequent events requiring financial statement disclosure as of the date these financial statements were issued:

In connection with the proposed reorganization as described in Note 9, the Cash Management Fund designated its existing shares as Class A shares and added Class B and Class C shares to its structure effective December 4, 2009. In addition, effective after the close of business on December 4, 2009, shares of the Money Market Fund were no longer available for purchase or exchange.

Eaton Vance Money Market Funds as  o f  O c t o be r  31,  2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Mutual Funds Trust and Shareholders of Eaton Vance Cash Management Fund and Eaton Vance Money Market Fund:

We have audited the accompanying statements of assets and liabilities of Eaton Vance Cash Management Fund and Eaton Vance Money Market Fund (collectively, the “Funds”) (two of the funds constituting Eaton Vance Mutual Funds Trust) as of October 31, 2009, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended and the period from January 1, 2007, to October 31, 2007. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the year ended December 31, 2006, and all prior periods presented, were audited by other auditors. Those auditors expressed an unqualified opinion on those financial highlights in their report dated February 21, 2007.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of Eaton Vance Cash Management Fund and Eaton Vance Money Market Fund as of October 31, 2009, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the two years in the period then ended and the period from January 1, 2007, to October 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP Boston, Massachusetts December 17, 2009

Eaton Vance Money Market Funds as  o f  O c t o be r  31,  2009

FEDERAL TAX IN FORMATION (Unaudited)

The Form 1099-DIV you receive in January 2010 will show the tax status of all distributions paid to your account in calendar year 2009. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in the Funds.

Cash Management Portfolio as  o f  O c t o be r  31,  2009

PORTFOLIO OF INVESTMENTS

Asset-Backed Securities — 1.7%

Principal Amount
(000’s omitted)	Security	Value
$ 4,965	AMCAR, Series 2009-1, Class A1,
	0.838%, 7/15/10	$ 4,964,849
11,900	CFAIT, Series 2009-A, Class A1,
	0.327%, 10/15/10(1)	11,900,000
6,691	HART, Series 2009-A, Class A1,
	0.357%, 9/15/10	6,691,076

Total Asset-Backed Securities
(amortized cost $23,555,925)		$ 23,555,925

Commercial Paper — 42. 0%

Principal Amount
(000’s omitted)	Security	Value

Agriculture — 2.7%
$23,500	Cargill, Inc., 0.12%, 11/9/09(2)	$ 23,499,373
14,500	Cargill, Inc., 0.16%, 11/12/09(2)	14,499,291
		$ 37,998,664

Banks and Money Services — 26.9%
$ 7,000	Australia and New Zealand Banking Group, Ltd.,
	0.21%, 12/11/09(2)	$ 6,998,367
12,000	Australia and New Zealand Banking Group, Ltd.,
	0.22%, 1/15/10(2)	11,994,500
15,000	Australia and New Zealand Banking Group, Ltd.,
	0.23%, 2/16/10(2)	14,989,746
15,000	Bank of America Corp., 0.19%, 12/7/09	14,997,150
14,000	Bank of America Corp., 0.23%, 12/22/09	13,995,438
15,850	Bank of America Corp., 0.20%, 12/31/09	15,844,717
15,000	Bank of Nova Scotia, 0.14%, 11/30/09	14,998,308
16,000	Bank of Nova Scotia, 0.18%, 11/30/09	15,997,680
13,250	Bank of Nova Scotia, 0.22%, 12/18/09	13,246,194
25,000	BNP Paribas Finance, Inc., 0.18%, 11/30/09	24,996,375
7,709	CBA (DE) Finance, Inc., 0.17%, 11/6/09	7,708,818
18,400	CBA (DE) Finance, Inc., 0.20%, 1/25/10	18,391,311
15,000	CBA (DE) Finance, Inc., 0.20%, 1/28/10	14,992,667
25,000	HSBC Finance Corp., 0.22%, 11/24/09	24,996,486
20,000	HSBC Finance Corp., 0.25%, 12/31/09	19,991,667
15,000	National Australia Bank, Ltd., 0.20%, 1/25/10(2)	14,992,917
25,000	National Australia Bank, Ltd., 0.20%, 1/29/10(2)	24,987,639
15,000	Nordea North America, Inc., 0.17%, 11/9/09	14,999,433
20,000	Nordea North America, Inc., 0.25%, 1/25/10	19,988,194
9,000	Rabobank Nederland NV, 0.22%, 12/10/09	8,997,855
13,000	Rabobank Nederland NV, 0.20%, 1/7/10	12,995,161
13,000	Rabobank Nederland NV, 0.23%, 2/8/10	12,991,778

Principal Amount
(000’s omitted)	Security	Value
Banks and Money Services (continued)
$10,500	Rabobank Nederland NV, 0.31%, 3/10/10	$ 10,488,336
15,000	Societe Generale North America, Inc.,
	0.18%, 11/16/09	14,998,875
14,000	Societe Generale North America, Inc.,
	0.25%, 12/28/09	13,994,458
		$ 383,574,070

Beverages — 2.8%
$15,000	Coca-Cola Co., 0.34%, 11/2/09(2)	$ 14,999,858
25,000	Coca-Cola Co., 0.17%, 12/17/09(2)	24,994,570
		$ 39,994,428

Diversified Financial Services — 4.4%
$20,000	General Electric Capital Corp., 0.16%, 11/30/09	$ 19,997,422
25,000	Southern Co., 0.15%, 11/4/09(2)	24,999,688
18,000	Southern Co., 0.17%, 12/8/09(2)	17,996,855
		$ 62,993,965

Insurance — 1.7%
$25,000	New York Life Cap Corp., 0.17%, 11/10/09(2)	$ 24,998,938
		$ 24,998,938

Oil and Gas-Equipment and Services — 3.5%
$35,000	ConocoPhillips Co., 0.14%, 11/3/09(2)	$ 34,999,728
15,000	Praxair, Inc., 0.12%, 11/5/09(2)	14,999,800
		$ 49,999,528

Total Commercial Paper
(amortized cost $599,559,593)		$ 599,559,593

Corporate Bonds & Notes — 5 .6%
Principal Amount
(000’s omitted)	Security	Value
Banks and Money Services — 2.7%
$18,000	JPMorgan Chase & Co., MTN,
	0.783%, 1/22/10(3)	$ 18,018,955
5,595	Royal Bank of Canada, 4.125%, 1/26/10	5,642,315
15,000	Wells Fargo & Co., 0.711%, 1/29/10(3)	15,006,512
		$ 38,667,782

S e e notes to financial statements 16

Cash Management Portfolio as  o f  O c t o be r  31,  2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Diversified Financial Services — 1.8%
$25,000	General Electric Capital Corp., MTN,
	0.354%, 1/20/10(3)	$ 24,942,586
		$ 24,942,586

Household Products — 1.1%
$ 5,000	Procter & Gamble Co., 0.48%, 5/7/10(3)	$ 5,000,000
11,000	Procter & Gamble Co., MTN, 0.71%, 2/8/10(3)	11,011,861
		$ 16,011,861

Total Corporate Bonds & Notes
(amortized cost $79,622,229)		$ 79,622,229

U. S. Government Agency Obligations — 45. 2%

Principal Amount
(000’s omitted)	Security	Value
Federal Home Loan Bank:
$20,000	0.67%, 2/5/10(3)	$ 20,000,000
25,000	1.10%, 3/10/10	25,030,080
9,235	1.50%, (0.40% until 11/20/09), 5/20/10	9,235,000
15,000	1.50%, (0.50% until 11/20/09), 5/20/10	15,000,000
20,000	0.55%, 6/4/10	19,997,644
15,000	1.00%, (0.50% until 12/15/09), 6/15/10	15,000,000
12,500	0.625%, 7/6/10	12,500,000
15,000	(0.25% until 11/12/09), 8/12/10(4)	14,999,154
11,035	0.50%, 10/5/10	11,033,978
8,000	0.55%, 10/27/10	8,000,000
7,218	Discount Note, 0.14%, 11/4/09	7,217,916
50,000	Discount Note, 0.19%, 11/13/09	49,996,833
47,964	Discount Note, 0.07%, 11/20/09	47,962,228
30,000	Discount Note, 0.075%, 11/30/09	29,998,187
14,006	Discount Note, 0.135%, 11/30/09	14,004,477
25,000	Discount Note, 0.115%, 12/11/09	24,996,806
45,000	Discount Note, 0.11%, 12/30/09	44,991,888
25,000	Discount Note, 0.85%, 1/4/10	24,962,222
15,000	Discount Note, 0.84%, 4/1/10	14,947,150
		$ 409,873,563
Federal Home Loan Mortgage Corp.:
$25,000	0.339%, 2/4/10(3)	$ 25,000,000
6,000	Discount Note, 0.75%, 11/20/09	5,997,625
75,000	Discount Note, 0.17%, 12/8/09	74,986,896
15,000	Discount Note, 0.13%, 12/28/09	14,996,913
15,000	Discount Note, 0.25%, 3/23/10	14,985,208
		$ 135,966,642

Principal Amount
(000’s omitted)	Security	Value
Federal National Mortgage Association:
$15,400	Discount Note, 0.14%, 12/2/09	$15,398,143
25,000	Discount Note, 0.59%, 12/28/09	24,976,646
30,000	Discount Note, 0.11%, 12/31/09	29,994,500
15,000	Discount Note, 0.32%, 1/14/10	14,990,133
14,500	Discount Note, 0.90%, 1/15/10	14,472,813
		$ 99,832,235

Total U.S. Government Agency Obligations
(amortized cost $645,672,440)		$ 645,672,440

U. S. Treasury Obligations — 1. 7%

Principal Amount
(000’s omitted)	Security	Value
$25,000	U.S. Cash Management Bill, 0.29%, 6/17/10	$ 24,954,083

Total U.S. Treasury Obligations
(amortized cost $24,954,083)		$ 24,954,083

Time Deposits — 3.8%

Principal Amount
(000’s omitted)	Security	Value
$21,017	Royal Bank of Canada, 0.06%, 11/2/09	$ 21,017,000
18,500	BNP Paribas, 0.11%, 11/2/09	18,500,000
14,230	Societe Generale, Inc., 0.12%, 11/2/09	14,230,000

Total Time Deposits
(amortized cost $53,747,000)		$ 53,747,000

Total Investments — 100.00%
(amortized cost $1,427,111,270)(5)		$1,427,111,270

Other Assets, Less Liabilities — 0.0%		$ (115,980)

Net Assets — 100.0%		$1,426,995,290

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AMCAR - AmeriCredit Automobile Receivables Trust CFAIT - CitiFinancial Auto Issuance Trust HART - Hyundai Auto Receivables Trust MTN - Medium-Term Note

S e e notes to financial statements 17

Cash Management Portfolio as  o f  O c t o be r  31,  2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

(1)	Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be sold in transactions exempt from registration, normally to qualified institutional buyers. At October 31, 2009, the aggregate value of these securities is $11,900,000 or 0.8% of the Portfolio’s net assets.
(2)	A security which has been issued under section 4(2) of the Securities Act of 1933 and is generally regarded as restricted and illiquid. This security may be resold in transactions exempt from registration or to the public if the security is registered. All such securities held are deemed liquid based on criteria and procedures authorized by the Trustees.
(3)	Variable rate security. The stated interest rate represents the rate in effect at October 31, 2009.
(4)	Interest rate steps as follows: 0.40% until February 2010, 0.80% until May 2010 and 1.20% thereafter.
(5)	Cost for federal income taxes is the same.

S e e notes to financial statements 18

Cash Management Portfolio as  o f  O c t o be r  31,  2009

FINANCIAL STATEMENTS

S t a t e m e n t o f A s s e t s a n d L i a b i l i t i e s
As of October 31, 2009
Assets
Investments, at amortized cost	$1,427,111,270
Cash	966
Interest receivable	355,026
Total assets	$ 1,427,467,262

Liabilities
Payable to affiliates:
Investment adviser fee	$ 332,811
Trustees’ fees	4,208
Accrued expenses	134,953
Total liabilities	$ 471,972
Net Assets applicable to investors’ interest in Portfolio	$ 1,426,995,290

Sources of Net Assets
Net proceeds from capital contributions and withdrawals	$1,426,995,290
Total	$ 1,426,995,290

S t a t e m e n t o f O p e r a t i o n s
For the Year Ended
October 31, 2009
Investment Income
Interest	$14,649,167
Total investment income	$14,649,167

Expenses
Investment adviser fee	$ 9,082,504
Trustees’ fees and expenses	49,210
Custodian fee	260,909
Legal and accounting services	77,917
Miscellaneous	63,812
Total expenses	$ 9,534,352
Deduct —
Waiver of investment adviser fee	$ 520,694
Reduction of custodian fee	876
Total expense reductions	$ 521,570
Net expenses	$ 9,012,782
Net investment income	$ 5,636,385

Realized Gain (Loss)
Net realized gain —
Investment transactions	$ 2,063,568
Net realized gain	$ 2,063,568
Net increase in net assets from operations	$ 7,699,953

S e e notes to financial statements 19

Cash Management Portfolio as  o f  O c t o be r  31,  2009

FINANCIAL STATEMENTS CON T ’ D

S t at e m e n ts  of  C h an g e s  i n  Ne t  A sse t s

Increase (Decrease)	Year Ended	Year Ended
in Net Assets	October 31, 2009	October 31, 2008
From operations —
Net investment income	$ 5,636,385	$ 70,291,688
Net realized gain (loss) from investment
transactions	2,063,568	(2,656,769)
Net increase in net assets from operations	$ 7,699,953	$ 67,634,919
Capital transactions —
Contributions	$ 19,555,561,579	$ 28,466,153,328
Withdrawals	(20,443,242,724)	(27,928,406,024)
Net increase (decrease) in net assets from
capital transactions	$ (887,681,145)	$ 537,747,304
Net increase (decrease) in net assets	$ (879,981,192)	$ 605,382,223

Net Assets
At beginning of year	$ 2,306,976,482	$ 1,701,594,259
At end of year	$ 1,426,995,290	$ 2,306,976,482

S e e notes to financial statements 20

Cash Management Portfolio as  o f  O c t o be r  31,  2009

FINANCIAL STATEMENTS CON T ’ D

S u p p l e m e n t a r y D a t a

	Year Ended October 31,		Period Ended		Year Ended October 31,
	2009	2008	October 31, 2007(1)	2006	2005	2004

Ratios/Supplemental Data
Ratios (as a percentage of average daily net assets):
Expenses(2)	0.48%	0.50%	0.51%(3)	0.54%	0.60%	0.59%
Net investment income	0.30%	3.02%	4.88%(3)	4.67%	2.63%	0.78%
Total Return	0.27%(5)	3.10%	4.14%(4)	4.60%(6)	2.67%(6)	0.78%

(1)	For the ten months ended October 31, 2007. The Portfolio changed its fiscal year-end from December 31 to October 31.
(2)	Excludes the effect of custody fee credits, if any, of less than 0.005%.
(3)	Annualized.
(4)	Not annualized.
(5)	The investment adviser waived a portion of its fees (equal to 0.03% of average daily net assets for the year ended October 31, 2009). Absent this waiver, total return would have been lower.
(6)	During the years ended December 31, 2006 and 2005, the investment adviser reimbursed the Portfolio for net losses realized on the disposal of investments which did not meet the Portfolio’s investment guidelines. The reimbursement had no effect on total return for the years ended December 31, 2006 and 2005.

S e e notes to financial statements 21

Cash Management Portfolio as  o f  O c t o be r  31,  2009

NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies

Cash Management Portfolio (the Portfolio) is a New York trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as a diversified, open-end management investment company. The Portfolio’s investment objective is to provide as high a rate of income as may be consistent with preservation of capital and maintenance of liquidity. The Declaration of Trust permits the Trustees to issue interests in the Portfolio. At October 31, 2009, Eaton Vance Cash Management Fund and Eaton Vance Money Market Fund held an interest of 11.8% and 5.7%, respectively, in the Portfolio. The Portfolio is also available to other portfolios and funds managed by Boston Management and Research (BMR) and Eaton Vance Management (EVM) and its affiliates for short-term investment purposes. At October 31, 2009, other portfolios and funds managed by BMR and EVM and its affiliates held interests totaling 82.5% of the Portfolio’s net assets, of which Large-Cap Value Portfolio and Floating Rate Portfolio held a greater than 10% interest (25.2% and 11.6%, respectively).

The following is a summary of significant accounting policies of the Portfolio. The policies are in conformity with accounting principles generally accepted in the United States of America. A source of authoritative accounting principles applied in the preparation of the Portfolio’s financial statements is the Financial Accounting Standards Board (FASB) Accounting Standards Codification (the Codification), which superseded existing non-Securities and Exchange Commission accounting and reporting standards for interim and annual reporting periods ending after September 15, 2009. The adoption of the Codification for the current reporting period did not impact the Portfolio’s application of generally accepted accounting principles.

A Investment Valuation — The Portfolio generally values its investment securities utilizing the amortized cost valuation technique permitted by Rule 2a-7 under the 1940 Act, pursuant to which the Portfolio must comply with certain conditions. This technique involves initially valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If amortized cost is determined not to approximate fair value, the Portfolio may value its investment securities based on available market quotations provided by a third party pricing service.

B Investment Transactions — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost.

C Income — Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

D Federal Taxes — The Portfolio has elected to be treated as a partnership for federal tax purposes. No provision is made by the Portfolio for federal or state taxes on any taxable income of the Portfolio because each investor in the Portfolio is ultimately responsible for the payment of any taxes on its share of taxable income. Since at least one of the Portfolio’s investors is a regulated investment company that invests all or substantially all of its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements (under the Internal Revenue Code) in order for its investors to satisfy them. The Portfolio will allocate, at least annually among its investors, each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains and any other items of income, gain, loss, deduction or credit.

As of October 31, 2009, the Portfolio had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Portfolio’s federal tax returns filed in the 3-year period ended October 31, 2009 remains subject to examination by the Internal Revenue Service.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Portfolio. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Portfolio maintains with SSBT. All credit balances, if any, used to reduce the Portfolio’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

G Indemnifications — Under the Portfolio's organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Portfolio. Interestholders in the Portfolio are jointly and severally liable for the liabilities and obligations of the Portfolio in the event that the Portfolio fails to satisfy such liabilities and obligations; provided, however, that, to the extent assets are available in the Portfolio, the Portfolio may, under certain circumstances, indemnify interestholders

Cash Management Portfolio as  o f  O c t o be r  31,  2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

from and against any claim or liability to which such holder may become subject by reason of being or having been an interestholder in the Portfolio. Additionally, in the normal course of business, the Portfolio enters into agreements with service providers that may contain indemnification clauses. The Portfolio’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Portfolio that have not yet occurred.

2 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by BMR, a subsidiary of EVM, as compensation for investment advisory services rendered to the Portfolio. Pursuant to the investment advisory agreement and subsequent fee reduction agreement between the Portfolio and BMR, the fee is computed at an annual rate of 0.50% of the Portfolio’s average daily net assets up to $1 billion, 0.475% from $1 billion up to $2 billion, 0.450% from $2 billion up to $5 billion, and at reduced rates as net assets exceed that level, and is payable monthly. The fee reduction cannot be terminated without the consent of the Trustees and shareholders. For the year ended October 31, 2009, the investment adviser fee was 0.49% of the Portfolio’s average daily net assets and amounted to $9,082,504.  BMR has voluntarily undertaken to waive fees or reimburse expenses to the extent necessary to maintain a yield of not less than zero. For the year ended October 31, 2009, BMR waived fees of $520,694.

Except for Trustees of the Portfolio who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Portfolio out of the investment adviser fee. Certain officers and Trustees of the Portfolio are officers of the above organizations.

3 Purchases and Sales of Investments

Purchases and sales of investments, including maturities and paydowns, for the year ended October 31, 2009 were as follows:

Purchases
Investments (non-U.S. Government)	$18,817,510,365
U.S. Government and Agency Securities	10,206,281,380
$ 29,023,791,745

Sales
Investments (non-U.S. Government)	$18,862,534,629
U.S. Government and Agency Securities	10,880,252,461
$ 29,742,787,090

4 Line of Credit

The Portfolio participates with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Portfolio solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Portfolio based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. The Portfolio did not have any significant borrowings or allocated fees during the year ended October 31, 2009.

5 Fair Value Measurements

The Portfolio adopted FASB Statement of Financial Accounting Standards No. 157 (FAS 157), “Fair Value Measurements”, (currently FASB Accounting Standards Codification (ASC) 820-10), effective November 1, 2008. Such standard established a three-tier hierarchy to prioritize the assumptions, referred to as inputs, used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments
  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. For example, money market securities are valued using amortized cost, in accordance with rules under the 1940 Act. Generally, amortized cost approximates the current fair value of a security, but since the value is not obtained from a quoted price in an active market, such securities are reflected as Level 2.

At October 31, 2009, the inputs used in valuing the Portfolio’s investments, which are carried at value, were as follows:

Cash Management Portfolio as  o f  O c t o be r  31,  2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

	Quoted
	Prices in
	Active		Significant
	Markets for Other			Significant
	Identical		Observable	Unobservable
	Assets		Inputs	Inputs
Asset Description	(Level 1)		(Level 2)	(Level 3)		Total
Asset-Backed Securities	$ —		$ 23,555,925	$ —		$ 23,555,925
Commercial Paper		—	613,789,593		—	613,789,593
Corporate Bonds & Notes		—	79,622,229		—	79,622,229
U.S. Government Agency
Obligations		—	645,672,440		—	645,672,440
U.S. Treasury Obligations		—	24,954,083		—	24,954,083
Time Deposits		—	39,517,000		—	39,517,000
Total	$ —		$1,427,111,270	$ —		$1,427,111,270

The Portfolio held no investments or other financial instruments as of October 31, 2008 whose fair value was determined using Level 3 inputs.

6 Proposed Restructuring

On October 19, 2009, the Trustees of the Portfolio approved a change to the investment policies of the Portfolio to provide that it will invest substantially all of its net assets in obligations of the U.S. Government and its agencies and instrumentalities. Implementation of this change is expected to be completed on or about March 1, 2010. In connection with the policy change, the Portfolio will change its name to U.S. Government Money Market Portfolio.

7 Review for Subsequent Events

In connection with the preparation of the financial statements of the Portfolio as of and for the year ended October 31, 2009, events and transactions subsequent to October 31, 2009 through December 17, 2009, the date the financial statements were issued, have been evaluated by the Portfolio’s management for possible adjustment and/or disclosure. Management has not identified any subsequent events requiring financial statement disclosure as of the date these financial statements were issued.

Cash Management Portfolio as  o f  O c t o be r  31,  2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and Investors of Cash Management Portfolio:

We have audited the accompanying statement of assets and liabilities of Cash Management Portfolio (the “Portfolio”), including the portfolio of investments, as of October 31, 2009, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the supplementary data for each of the two years in the period then ended and the period from January 1, 2007, to October 31, 2007. These financial statements and supplementary data are the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on these financial statements and supplementary data based on our audits. The supplementary data for the year ended December 31, 2006, and all prior periods presented, were audited by other auditors. Those auditors expressed an unqualified opinion on that supplementary data in their report dated February 21, 2007.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. The Portfolio is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2009, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and supplementary data referred to above present fairly, in all material respects, the financial position of Cash Management Portfolio as of October 31, 2009, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the supplementary data for each of the two years in the period then ended and the period from January 1, 2007, to October 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP Boston, Massachusetts December 17, 2009

Eaton Vance Money Market Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 27, 2009, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board (formerly the Special Committee), which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held in February, March and April 2009. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;
  An independent report comparing each fund’s total expense ratio and its components to comparable funds;
  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;
  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;
  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;
  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;
  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;
  Data relating to portfolio turnover rates of each fund;
  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;
  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;
  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;
  Copies of or descriptions of each adviser’s proxy voting policies and procedures;
  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;
  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;
  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and
  The terms of each advisory agreement.

Eaton Vance Money Market Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2009, the Board met eighteen times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met seven, five, six, six and six times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of Cash Management Portfolio (the “Portfolio”), the portfolio in which Eaton Vance Cash Management Fund and Eaton Vance Money Market Fund (the “Funds”) invest, with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Portfolio.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Portfolio, the Board evaluated the nature, extent and quality of services provided to the Portfolio by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Portfolio, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Portfolio, including recent changes to such personnel. The Board specifically noted the Adviser’s experience in managing portfolios consisting of high quality money market instruments and short-term obligations. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to the Portfolio by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges. Each Fund is maintained by the Adviser primarily as an administrative convenience for shareholders of other Eaton Vance Funds and is not actively marketed to the public as a stand-alone investment product.

The Board considered the Adviser’s recommendations for Board action and other steps taken in response to the unprecedented dislocations experienced in the capital markets over recent periods, including sustained periods of high volatility, credit disruption and

Eaton Vance Money Market Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

government intervention. In particular, the Board considered the Adviser’s efforts and expertise with respect to each of the following matters as they relate to each Fund and/or other funds within the Eaton Vance family of funds: (i) negotiating and maintaining the availability of bank loan facilities and other sources of credit used for investment purposes or to satisfy liquidity needs; (ii) establishing the fair value of securities and other instruments held in investment portfolios during periods of market volatility and issuer-specific disruptions; and (iii) the ongoing monitoring of investment management processes and risk controls.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Fund Performance

The Board compared each Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2008 for each Fund. On the basis of the foregoing and other relevant information, the Board concluded that, under the circumstances, the performance of each Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by the Portfolio and each Fund (referred to collectively as “management fees”). As part of its review, the Board considered the management fees and each Fund’s total expense ratio for the year ended September 30, 2008, as compared to a group of similarly managed funds selected by an independent data provider. The Board considered that the Adviser had waived fees and/or paid expenses for each Fund.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded that the management fees charged for advisory and related services and each Fund’s total expense ratio are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to the Portfolio, each Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with its relationship with the Portfolio and the Fund.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Funds, on the other hand, can expect to realize benefits from economies of scale as the assets of the Funds and the Portfolio increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Funds and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of each Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and each Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Portfolio, the structure of the advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Funds to continue to share such benefits equitably.

Eaton Vance Money Market Funds

MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of Eaton Vance Mutual Funds Trust (the Trust) and Cash Management Portfolio (the Portfolio) are responsible for the overall management and supervision of the Trust’s and Portfolio’s affairs. The Trustees and officers of the Trust and the Portfolio are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust and the Portfolio hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust and the Portfolio, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research, “Parametric” refers to Parametric Portfolio Associates LLC and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Fund’s principal underwriter, the Portfolio’s placement agent and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below.

	Position(s)	Term of Office and Length of Service		Number of Portfolios in Fund Complex Overseen By Trustee(1)
	with the
Name and Date of Birth	the Trust and Portfolio		Principal Occupation(s) During Past Five Years		Other Directorships Held

Interested Trustee

Thomas E. Faust Jr.	Trustee and	Trustee since 2007 and	Chairman, Chief Executive Officer and President of EVC, Director	176	Director of EVC
5/31/58	President of	President of the Trust	and President of EV, Chief Executive Officer and President of
	the Trust	since 2002	EVM and BMR, and Director of EVD. Trustee and/or officer of
			176 registered investment companies and 4 private investment
			companies managed by EVM or BMR. Mr. Faust is an
			interested person because of his positions with EVM, BMR,
			EVD, EVC and EV, which are affiliates of the Trust and
			Portfolio.

Noninterested Trustees

Benjamin C. Esty	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business	176	None
1/2/63			Administration and Finance Unit Head, Harvard University
			Graduate School of Business Administration.

Allen R. Freedman	Trustee	Since 2007	Former Chairman (2002-2004) and a Director (1983-2004)	176	Director of Assurant, Inc. (insurance provider)
4/3/40			of Systems & Computer Technology Corp. (provider of software		and Stonemor Partners, L.P. (owner and
			to higher education). Formerly, a Director of Loring Ward		operator of cemeteries)
			International (fund distributor) (2005-2007). Formerly,
			Chairman and a Director of Indus International, Inc. (provider
			of enterprise management software to the power generating
			industry) (2005-2007).

William H. Park	Trustee	Since 2003	Vice Chairman, Commercial Industrial Finance Corp. (specialty	176	None
9/19/47			finance company) (since 2006). Formerly, President and Chief
			Executive Officer, Prizm Capital Management, LLC (investment
			management firm) (2002-2005).

Ronald A. Pearlman	Trustee	Since 2003	Professor of Law, Georgetown University Law Center.	176	None
7/10/40

Helen Frame Peters	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston	176	Director of BJ’s Wholesale Club, Inc.
3/22/48			College. Adjunct Professor of Finance, Peking University, Beijing,		(wholesale club retailer)
			China (since 2005).

Heidi L. Steiger	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	176	Director of Nuclear Electric Insurance Ltd.
7/8/53			management firm) (since 2008); Senior Advisor (since 2008),		(nuclear insurance provider), Aviva USA
			President (2005-2008), Lowenhaupt Global Advisors, LLC		(insurance provider) and CIFG (family of
			(global wealth management firm). Formerly, President and		financial guaranty companies) and Advisory
			Contributing Editor, Worth Magazine (2004-2005). Formerly,		Director of Berkshire Capital Securities LLC
			Executive Vice President and Global Head of Private Asset		(private investment banking firm)
			Management (and various other positions), Neuberger Berman
			(investment firm) (1986-2004).

                                                                                                                                                     29

Eaton Vance Money Market Funds

MANAGEMENT AND ORGANIZATION CON T’D

	Position(s)	Term of Office and Length of Service		Number of Portfolios in Fund Complex Overseen By Trustee(1)
with the
Name and Date of Birth	the Trust and Portfolio		Principal Occupation(s) During Past Five Years		Other Directorships Held

Noninterested Trustees (continued)

Lynn A. Stout	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law (since	176	None
9/14/57			2006) and Professor of Law (2001-2006), University of
California at Los Angeles School of Law.

Ralph F. Verni	Chairman of	Chairman of the Board	Consultant and private investor.	176	None
1/26/43	the Board	since 2007 and Trustee
	and Trustee	since 2005

Principal Officers who are not Trustees

	Position(s)	Term of
	with the	Office and
Name and	Trust and	Length of	Principal Occupation(s)
Date of Birth	the Portfolio	Service	During Past Five Years

William H. Ahern, Jr.	Vice President of	Since 1995	Vice President of EVM and BMR. Officer of 76 registered investment companies
7/28/59	the Trust		managed by EVM or BMR.

John R. Baur	Vice President of	Since 2008	Vice President of EVM and BMR. Previously, attended Johnson Graduate School
2/10/70	the Trust		of Management, Cornell University (2002-2005), and prior thereto he was an
Account Team Representative in Singapore for Applied Materials, Inc. Officer of
35 registered investment companies managed by EVM or BMR.

Michael A. Cirami	Vice President of	Since 2008	Vice President of EVM and BMR. Officer of 35 registered investment companies
12/24/75	the Trust		managed by EVM or BMR.

Cynthia J. Clemson	Vice President of	Since 2005	Vice President of EVM and BMR. Officer of 92 registered investment companies
3/2/63	the Trust		managed by EVM or BMR.

Charles B. Gaffney	Vice President of	Since 2007	Director of Equity Research and a Vice President of EVM and BMR. Officer of
12/4/72	the Trust		32 registered investment companies managed by EVM or BMR.

Christine M. Johnston	Vice President of	Since 2007	Vice President of EVM and BMR. Officer of 37 registered investment companies
11/9/72	the Trust		managed by EVM or BMR.

Aamer Khan	Vice President of	Since 2005	Vice President of EVM and BMR. Officer of 35 registered investment companies
6/7/60	the Trust		managed by EVM or BMR.

Duke E. Laflamme	President of	Since 2008	Vice President of EVM and BMR. Officer of 17 registered investment companies
7/8/69	the Portfolio		managed by EVM or BMR.

Thomas H. Luster	Vice President	Of the Trust since 2006	Vice President of EVM and BMR. Officer of 54 registered investment companies
4/8/62		and of the Portfolio since	managed by EVM or BMR.
2002

Robert B. MacIntosh	Vice President of	Since 1998	Vice President of EVM and BMR. Officer of 91 registered investment companies
1/22/57	the Trust		managed by EVM or BMR.

Jeffrey A. Rawlins	Vice President of	Since 2009	Vice President of EVM and BMR. Previously, a Managing Director of the Fixed
10/6/61	the Trust		Income Group at State Street Research and Management (1989-2005). Officer
of 31 registered investment companies managed by EVM or BMR.

Duncan W. Richardson	Vice President of	Since 2001	Director of EVC and, Executive Vice President and Chief Equity Investment
10/26/57	the Trust		Officer of EVC, EVM and BMR. Officer of 82 registered investment companies managed by EVM or BMR.

Judith A. Saryan	Vice President of	Since 2003	Vice President of EVM and BMR. Officer of 51 registered investment companies
8/21/54	the Trust		managed by EVM or BMR.

                                                                                                        30

Eaton Vance Money Market Funds

MANAGEMENT AND ORGANIZATION CON T’D

	Position(s)	Term of
	with the	Office and
Name and	Trust and	Length of	Principal Occupation(s)
Date of Birth	the Portfolio	Service	During Past Five Years

Principal Officers who are not Trustees (continued)

Susan Schiff	Vice President of	Since 2002	Vice President of EVM and BMR. Officer of 37 registered investment companies
3/13/61	the Trust		managed by EVM or BMR.

Thomas Seto	Vice President of	Since 2007	Vice President and Director of Portfolio Management of Parametric. Officer of
9/27/62	the Trust		32 registered investment companies managed, by EVM or BMR.

David M. Stein	Vice President of	Since 2007	Managing Director and Chief Investment Officer of Parametric. Officer of 32
5/4/51	the Trust		registered investment companies managed by EVM or BMR.

Dan R. Strelow	Vice President of	Since 2009	Vice President of EVM and BMR since 2005. Previously, a Managing Director
5/27/59	the Trust		(since 1988) and Chief Investment Officer (since 2001) of the Fixed Income
Group at State Street Research and Management. Officer of 31 registered investment companies managed by EVM or BMR.

Mark S. Venezia	Vice President of	Since 2007	Vice President of EVM and BMR. Officer of 38 registered investment companies
5/23/49	the Trust		managed by EVM or BMR.

Adam A. Weigold	Vice President of	Since 2007	Vice President of EVM and BMR. Officer of 69 registered investment companies
3/22/75	the Trust		managed by EVM or BMR.

Barbara E. Campbell	Treasurer	Treasurer of the Trust since	Vice President of EVM and BMR. Officer of 176 registered investment
6/19/57		2005 and of the Portfolio	companies managed by EVM or BMR.
since 2008

Maureen A. Gemma	Secretary and Chief	Secretary since 2007 and	Vice President of EVM and BMR. Officer of 176 registered investment
5/24/60	Legal Officer	Chief Legal Officer since	companies managed by EVM or BMR.
2008

Paul M. O’Neil	Chief Compliance Officer	Since 2004	Vice President of EVM and BMR. Officer of 176 registered investment
7/11/53			companies managed by EVM or BMR.

(1)	Includes both master and feeder funds in a master-feeder structure.

The SAI for the Funds includes additional information about the Trustees and officers of the Funds and the Portfolio and can be obtained without charge on Eaton Vance’s website at eatonvance.com or by calling 1-800-262-1122.

This Page Intentionally Left Blank

Investment Adviser of Cash Management Portfolio
Boston Management and Research
Two International Place
Boston, MA 02110

Fund Administrator
Eaton Vance Management
Two International Place
Boston, MA 02110

Principal Underwriter*
Eaton Vance Distributors, Inc.
Two International Place
Boston, MA 02110
(617) 482-8260

Custodian
State Street Bank and Trust Company
200 Clarendon Street
Boston, MA 02116

Transfer Agent
PNC Global Investment Servicing
Attn: Eaton Vance Funds
P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122

Independent Registered Public Accounting Firm
Deloitte & Touche LLP
200 Berkeley Street
Boston, MA 02116

Eaton Vance Mutual Funds Trust Two International Place Boston, MA 02110

* FINRA BrokerCheck. Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory
Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at
www.FINRA.org. The FINRA BrokerCheck brochure describing the program is available to investors at www.FINRA.org.

This report must be preceded or accompanied by a current prospectus. Before investing, investors should consider carefully a Fund’s investment objective(s), risks, and charges and expenses. The Funds’ current prospectus contains this and other information about the Funds and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-262-1122.

131-12/09

MMSRC